                                2,600,000 Shares

                              QUEST MEDICAL, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                              November ___, 1995

VECTOR SECURITIES INTERNATIONAL, INC.
RAUSCHER PIERCE REFSNES, INC.

         As Representatives of the Several Underwriters

c/o  VECTOR SECURITIES INTERNATIONAL, INC.
         1751 Lake Cook Road, Suite 350
         Deerfield, Illinois  60015

Dear Sirs:

         Quest Medical, Inc., a Texas corporation (the "Company"), proposes to issue and sell an aggregate of 1,516,667 shares of its common stock, par value $0.05 per share, and the persons named in Schedule I hereto (the "Selling Stockholders") propose to sell an aggregate of 1,083,333 shares of common stock of the Company (together with the 1,516,667 shares of common stock to be issued and sold by the Company, the "Initial Securities") to the several Underwriters named in Schedule II hereto (the "Underwriters") for whom Vector Securities International, Inc. ("Vector") and Rauscher Pierce Refsnes, Inc. are acting as representatives (collectively the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 390,000 shares of Common Stock of the Company (the "Option Securities"). The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers." The Initial Securities and the Option Securities are hereinafter collectively referred to as the "Securities." The Company's common stock, par value $0.05 per share, including the Securities, is hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders wish to confirm as follows their agreements with you and the other Underwriters on whose behalf you are acting in connection with the several purchases by the Underwriters of the
Securities:

         1. REGISTRATION STATEMENT, PROSPECTUS AND OFFERING MEMORANDUM. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and filed, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. Additionally, if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the Company will prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b), promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, (i) pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information," and (ii) pursuant to paragraph (d) of Rule 434, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 434 Information." Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, at the time it becomes effective and including, if applicable, the Rule 430A Information or the Rule 434 Information, is herein called the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the Original Registration Statement and any Rule 462(b) Registration Statement are herein referred to collectively as the "Registration Statement." The prospectus included in the Original Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, (i) if the final prospectus furnished to the Underwriters after the execution of this Agreement for use in connection with the offering of the Securities differs from the prospectus included in the Original Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final Prospectus first furnished to the Underwriters for such use, and (ii) if Rule 434 is relied upon, the term "Prospectus" shall refer to the preliminary prospectus last furnished to the Underwriters in connection with the offering of the Securities, together with the Term Sheet.

         The Company has prepared a confidential offering memorandum (the "Offering Memorandum") which consists of the Prospectus and a Canadian wrapper for use by the Underwriters in connection with the private placement of the Securities in Canada.

         2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "purchase price per share"), the number of Initial Securities set forth in
Schedule II opposite the name of such Underwriter under the column "Number of Initial Securities to be Purchased from the Company" (or such number of Initial Securities increased as set forth in Section 12 hereof).

         Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, each Selling Stockholder agrees to sell to each Underwriter





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and each Underwriter agrees, severally and not jointly, to purchase from each
Selling Stockholder, at the purchase price per share, that number of Initial Securities as is equal to the product of (i) the number of Initial Securities set forth in Schedule I opposite such Selling Stockholder's name multiplied by
(ii) the percentage of Initial Securities that such Underwriter is purchasing from the Company as set forth in Schedule II (or such number of Initial Securities increased as set forth in Section 12 hereof).

         Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company hereby grants an option (the "over-allotment option") to the Underwriters to purchase from the Company, at the purchase price per share, up to an aggregate of 390,000 Option Securities. Option Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Securities. Such option shall expire at 5:00 P.M., Chicago time, on the 30th day after the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). Such over-allotment option may be exercised at any time until its expiration, but only once, upon written, facsimile or telegraphic notice by you to the Company
 . Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company that proportion of the total number of Option Securities as is equal to the percentage of Initial Securities that such Underwriter is purchasing from the Company and the Selling Stockholders (or such number of Initial Securities increased as set forth in Section 12 hereof), subject to such adjustments as you may determine to avoid fractional shares.

         Certificates in transferable form for the Securities that each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with F. Robert Merrill III (the "Custodian") for delivery under this Agreement pursuant to a Custodian Agreement and Power of Attorney (collectively, the "Custodian Agreement") executed by each of the Selling Stockholders appointing Thomas C. Thompson and F. Robert Merrill III as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Securities represented by the certificates held in custody pursuant to the Custodian Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custodian Agreement, irrevocable and (iii) the obligations of the Selling Stockholders hereunder and under the Custodian Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event or, if the Selling Stockholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Stockholder. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Securities hereunder or if the Selling Stockholder is not a natural person and shall dissolve, wind up, distribute assets or if any other event affecting the legal existence of such Selling Stockholder shall occur before the delivery of the Securities hereunder, certificates for the Securities of such Selling Stockholder shall be delivered to the Underwriters by the Custodian, or any of them, in accordance with the terms and conditions of this Agreement and the Custodian Agreement as if such death or incapacity, dissolution, winding up or distribution of assets or other event had not occurred,





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regardless of whether or not the Custodian or any Underwriter shall have received notice of such death, incapacity, dissolution, winding up or distribution of assets or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Securities to be sold hereunder by such Selling Stockholder, and the Custodian is authorized on behalf of each of the Selling Stockholders to make delivery of the certificates for such Securities. The Custodian and the Attorneys-in-Fact are authorized to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. The Custodian and each Attorney-in-Fact agree to perform their duties under the Custodian Agreement.

         3. TERMS OF PUBLIC OFFERING. The Sellers have been advised by you that the Underwriters propose to make a public offering in the United States and a private placement in Canada of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Securities upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE SECURITIES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Initial Securities shall be made at the office of ________________________ at 9:00 A.M., Chicago time, on November ___,
1995 (the "Closing Date"). The place of closing for the Initial Securities and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Delivery to the Underwriters of and payment for any Option Securities to be purchased by the Underwriters shall be made at the aforementioned office of ________________________ at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than seven business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Option Securities. The place of closing for any Option Securities and the Option Closing Date for such Option Securities may be varied by agreement between you and the Company.

         Certificates for the Initial Securities and for any Option Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice (it being understood that a facsimile transmission shall be deemed written notice) prior to 9:30 A.M., Chicago time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in Chicago, Illinois or New York, New York, as requested by you in the aforesaid notice, for inspection and packaging not later than 9:30 A.M., Chicago time, or New York City time, as the case may be, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. The certificates and stock powers evidencing the Initial Securities and any Option Securities to be purchased hereunder shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next





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day) funds to the order of the Company and the Attorneys-in-Fact.  It is understood that each Underwriter has authorized you, for its account, to accept delivery of, acknowledge receipt of, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Vector, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Date or the applicable Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         5. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                 a. The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceedings for such purpose and (v) during the period when the Prospectus is required to be delivered under the 1933 Act or Securities Exchange Act of 1934, as amended (the "1934 Act"), of any change, or any event or occurrence which reasonably could result in such a change, in the Company's condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the happening of any event, including the filing of any information, documents or reports pursuant to the 1934 Act, that makes any statement of a material fact made in the Registration Statement, the Prospectus or the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any amendments of or supplements to the Registration Statement, the Prospectus or the Offering Memorandum in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the 1933 Act, the 1933 Act Regulations or any other law. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                 b. The Company will give the Underwriters notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment), any Rule 462(b) Registration Statement, any Term Sheet or any amendment or supplement to the Prospectus (including any revised prospectus or Term Sheet and preliminary prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the

Registration Statement becomes effective, whether or not such revised prospectus or Term Sheet and preliminary prospectus is required to be filed pursuant to Rule 424(b)), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any Rule 462(b) Registration Statement, Term Sheet, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

                 c. The Company will deliver to the Underwriters as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request.

                 d. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Company will furnish to each Underwriter such number of copies of the Offering Memorandum as such Underwriter may reasonably request for the purpose of effecting a private placement of the Securities in Canada.

                 e. If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus or the Offering Memorandum in order to make the Prospectus or Offering Memorandum as applicable not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus or Offering Memorandum as applicable (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus or Offering Memorandum as applicable will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                 f. During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or Nasdaq National Market ("NASDAQ"); and (ii) from time to time such other information concerning the Company as you may reasonably request, subject to appropriate confidentiality and indemnification provisions with respect to any material nonpublic information so furnished.

                 g. The Company will endeavor, in cooperation with counsel to the Underwriters, to qualify the Securities for offering and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States and in the province of Ontario and Quebec as the Underwriters may designate; provided, however, that the Company





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
shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, or to execute a general consent to service of process in any jurisdiction or make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for such period as you may reasonably request for distribution of the Securities or as may be required by law.

                 h. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date of the Registration Statement" (as defined in said Rule 158).

                 i. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the Offering Memorandum under "Use of Proceeds."

                 j. If, at the time that the Registration Statement becomes effective, any Rule 430A Information or Rule 434 Information shall have been omitted therefrom, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A or Rule 434 and Rule 424(b), copies of a Prospectus or Term Sheet containing such Rule 430A Information and Rule 434 Information, respectively, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus and Offering Memorandum), containing such Rule 430A Information.

                 k. If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 P.M. Eastern Time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                 l. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

                 m. During a period of 120 days from the date of the Prospectus, the Company will not, without prior written consent of the Representatives on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to this Agreement or pursuant to reservations, agreements, conversions or employee or director benefit plans or the exercise of convertible securities referred to in the Prospectus.

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                 n.       The Company shall not, during the 120 days following
the effective date of the Registration Statement, except with the prior written consent of the Representatives, file a registration statement covering any of its shares of capital stock, except that one or more registration statements on Form S-8 may be filed at any time following the effective date of the Registration Statement relating to issuances under its employee or director benefit plans referred to in the Prospectus.

                 o. The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its stockholders designated by you.

                 p. The Company will supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the 1933 Act.

                 q. Prior to the Closing Date, the Company shall furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                 r. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities, without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

                 s. The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                 t. The Company will use its best efforts to maintain the quotation of the Common Stock on NASDAQ.

         6. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders severally covenants and agrees with the several Underwriters as follows:

                 a. Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                 b. Such Selling Stockholder will pay all Federal, state and other taxes, if any, on the transfer or sale of such Securities that are sold by the Selling Stockholder to the Underwriters. In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transaction herein contemplated each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 c. Such Selling Stockholder will do or perform all things required to be done or performed by such Selling Stockholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Securities pursuant to this Agreement relating to such Selling Stockholder.

                 d. Such Selling Stockholder will not for a period of 120 days after the date of the Prospectus, without the prior written consent of the Representatives, on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, Common Stock or any security convertible into Common Stock, except for Securities sold pursuant to this Agreement.

                 e. Such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                 f. Such Selling Stockholder promptly will advise you on behalf of the several Underwriters, and immediately confirm such advice in writing, (i) of receipt by such Selling Stockholder or by any representative or agent of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement or the Prospectus, or any notice or order of the Commission relating to the Company or such Selling Stockholder in connection with the transactions contemplated by this Agreement and (ii) of the occurrence of any event which makes or may make any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any change in the Registration Statement or Prospectus in order to make any such statement, in the light of the circumstances in which it was made, not misleading or to comply with the 1933 Act, the 1934 Act or any other law.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                 a. When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus, if different, and at the Closing Date and the Option Closing Date, as the case may be, (i) the Registration Statement complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments, and at the Closing Date and the Option Closing Date, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration

Statement or Prospectus relating to any Underwriter made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, through the Representatives, expressly for use in the Registration Statement, the Prospectus or the Offering Memorandum. The Company has not distributed any offering materials in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus, the Term Sheet, if applicable, or any other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations.

                 b. The accountants who certified the financial statements included in the Registration Statement are independent public accountants with regard to the Company as required by the 1933 Act and the 1933 Act Regulations.

                 c. The financial statements included in the Registration Statement, the Prospectus and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and no supporting schedules are required to be included in the Registration Statement. The historical financial information and statistical data set forth in the Prospectus and the Offering Memorandum are prepared on an accounting basis consistent with such financial statements. The pro forma financial information included in the Prospectus and the Offering Memorandum presents fairly the information shown therein, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                 d. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligations which are not disclosed in the Registration Statement.

                 e. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                 f. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity except as described in the Prospectus and the Offering Memorandum. There are no outstanding subscriptions, options, warrants, commitments, convertible or exchangeable securities or other rights granted by the Company or any subsidiary to acquire any shares of capital stock of or ownership interests in any subsidiary of the Company and there are no commitments, plans or arrangements to do so. Except as described in the Prospectus and the Offering Memorandum, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

                 g. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee or director benefit plans or the exercise of convertible securities referred to in the Prospectus and the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the certificates evidencing the Securities upon delivery will be in due and proper form under Texas law; the authorized capital stock of the Company, including the Securities, conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights. There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into Common Stock, in each case other than as described in the Prospectus and the Offering Memorandum.

                 h. Except as disclosed in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings and business affairs of the Company and its subsidiaries considered as one enterprise, (A) the Company and its subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with the requirements of such permits authorizations and approvals, (C) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims against the Company or any of its subsidiaries and (D) under applicable law, there are no circumstances known to us with respect to any property or operations of the Company or its subsidiaries that are reasonably likely to form the basis of an Environmental Claim against the Company or its subsidiaries.

         For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                 i. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except where such defaults will not result in a material adverse change in the earnings or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder: (i) have been duly authorized by all necessary corporate action; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except where such conflicts, breaches, defaults or creations or assumptions will not result in a material adverse change in the earnings or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise, and (iii) will not result in any violation of the provisions of the charter or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

                 j. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might, singly or in the aggregate, be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 k. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                 l. The Company and its subsidiaries own or are licensed to use all patents, patent applications, inventions, trademarks, tradenames, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are described in or filed as exhibits to the Registration Statement or which are material to the businesses of the Company and its subsidiaries as now conducted and as proposed to be conducted, in each case as described in the Prospectus and the Offering Memorandum (herein called the "Proprietary Rights"). The description of the Proprietary Rights is correct in all material respects and fairly and correctly describes the Company's and its subsidiaries rights with respect thereto. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights.
No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights. Neither the Company nor any subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. To the best knowledge of the Company, no Proprietary Rights used by the Company or any of its subsidiaries, and no services or products sold by the Company or any of its subsidiaries, conflict with or infringe upon any proprietary rights available to any third party. Neither the Company nor any subsidiary has received written notice of any pending conflict with or infringement upon such third party proprietary rights. Neither the Company nor any subsidiary has entered into consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's or any of its subsidiaries' ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any claim to be successful. Nothing has come to their attention which might reasonably indicate that any of the Proprietary Rights are invalid or unenforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, and all applications therefore are pending and are in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company or any of its subsidiaries except where such infringement or violation would not have a material adverse effect on the business, affairs, condition (financial or otherwise), or results of operations of the Company and the subsidiaries considered as one enterprise.

                 m. No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities or Blue Sky laws, or foreign securities laws (or such as may be required by the National Association of Securities Dealers, Inc. ("NASD")).

                 n. The Company and each of its subsidiaries (i) owns or possesses and is operating in compliance with the terms, provisions and conditions of all authorizations, approvals, orders, licenses, registrations, certificates and permits (collectively, "permits") of and from all governmental regulatory officials and bodies necessary to conduct their respective businesses, (ii) has made all necessary filings required under any Federal, state or foreign law, rule or regulation and (iii) has obtained all necessary authorizations, consents and approvals (collectively, "approvals") from other persons or governmental agencies in each case that are necessary to own or lease its properties and assets and to the conduct of its business, except where the failure to so own or possess, comply, file or obtain, would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise. As to the Company and each of its subsidiaries, each such permit is valid and in full force and effect and there is no proceeding pending or, to the best knowledge of the Company, threatened (or any basis therefor) that could cause any such permit, filing or approval to be revoked, withdrawn, canceled, suspended or not renewed, except where such revocation, withdrawal, cancellation, suspension or failure to renew would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                 o. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by Federal, state or applicable foreign securities laws or the public policy underlying such laws and except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors rights generally and by general equitable principles.

                 p. Except as described in the Prospectus and the Offering Memorandum, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                 q. No order preventing or suspending the use of any preliminary prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened by the Commission; and to the best knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction designated by the Underwriters pursuant to
Section 5(g) of this Agreement has been issued and no proceedings for that purpose have been instituted or threatened.

                 r. Except as described in the Prospectus and the Offering Memorandum: the Company and each of its subsidiaries have good and marketable title to their respective properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances, claims and equities of record; the properties of the Company and its subsidiaries are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses; any real properties held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries considered as one enterprise.

                 s. The Company and Neuromed, Inc. maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to cash, funds in bank or other accounts, securities or other similar assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences.

                 t. The Company and its subsidiaries have conducted and are conducting their business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, including, but not limited to, those administered or promulgated by the FDA and any foreign regulatory authorities performing functions similar to those performed by the FDA, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                 u. To the Company's knowledge, none of the Company, any of its subsidiaries, or any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                 v. The Company is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus and the Offering Memorandum under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 w. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                 x. The Company has complied and will comply with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                 y. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The Securities have been duly authorized for quotation on NASDAQ subject to notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

                 z. Neither the Company nor any of its subsidiaries, nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date and at any later Option Closing Date, neither the Company nor any of its subsidiaries nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Securities.

                 aa.      The Company and each of the subsidiaries maintain
insurance of the types and in the amounts adequate for its business and consistent with insurance coverage maintained by similar companies in similar business, including but not limited to, insurance covering clinical trial liability, product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                 ab.      The Company and each of its subsidiaries have filed
all material tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

         8. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents and warrants to each Underwriter that:

                 a. Such Selling Stockholder now has, and on the Closing Date will have, good and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity, including, without limitation, any restriction on transfer.

                 b. Such Selling Stockholder now has, and on the Closing Date will have, full legal right, power and authorization to sell, assign, transfer and deliver such Securities in the manner provided in this Agreement, and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire good and marketable title to such Securities free and clear of any security interest, mortgage, pledge, charge, encumbrance, claim, equity or adverse claim assuming such Underwriters are purchasers in good faith who are unaware of any such security interest, mortgage, pledge, loan, encumbrance, claim, equity or adverse claim.

                 c. Such Selling Stockholder has all requisite legal capacity to enter into this Agreement and the Custodian Agreement and to perform its obligations hereunder and thereunder. This Agreement and the Custodian Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, except as to rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or the public policy underlying such laws and except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors rights generally and by general equitable principles.

                 d. Neither the sale of the Securities, the execution, delivery or performance of this Agreement or the Custodian Agreement by or on behalf of such Selling Stockholder, nor the consummation by or on behalf of such Selling Stockholder of the transactions contemplated hereby and thereby:
(i) requires any registration, authorization, approval, qualification or consent of or with any governmental authority, court or person by such Selling Stockholder (except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws or foreign securities laws of various jurisdictions in which the Securities are being distributed or as may be required by the NASD); or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound, or violates or will violate any statute, law, rule, regulation, ordinance, code, decision, directive or order applicable to such Selling Stockholder, or will result in the creation or imposition of any security interest, mortgage, pledge, charge, encumbrance, claim or equity upon any property or assets of such Selling Stockholder pursuant to the terms of any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject except where such conflicts, defaults or breaches will not result in a material adverse effect on such Selling Stockholder.

                 e. The Registration Statement, the Prospectus and the Offering Memorandum insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 f. The representations and warranties of such Selling Stockholder in the Custodian Agreement are, and on the Closing Date will be, true and correct.

                 g. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities; and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the preliminary prospectus filed with the Commission or other materials permitted by the 1933 Act and the 1933 Act Regulations and the Offering Memorandum.

                 h. Such Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement, the Prospectus or the Offering Memorandum (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         9.      INDEMNIFICATION AND CONTRIBUTION.

                 a. The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless (i) each Underwriter and (ii) each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective directors, officers, partners and employees of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including, without limitation, all reasonable costs of pursuing, investigating and defending any claim, suit or action or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person), directly or indirectly, caused by, related to, based upon or arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information, if applicable, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus or the Offering Memorandum (or any amendment or supplement to any of them) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith.

                 b. If any action, suit or proceeding shall be brought against any Indemnified Person in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Indemnified Person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, investigation or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying parties and representation of such Indemnified Person and any indemnifying party by the same counsel would, in the reasonable judgment of the indemnified person, be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel reasonably acceptable to the Company for such purposes) at any time for all such Indemnified Persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Vector, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Indemnified Person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 c. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the 1933 Act and the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, the Offering Memorandum or any preliminary prospectus, or any amendment or supplement thereto. If any action, suit, investigation or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or any Selling Stockholder based on the Registration Statement, the Prospectus, the Offering Memorandum or any preliminary prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by paragraph (b) above, and the Company, its directors, any such officer, any such controlling person, and the Selling Stockholders, shall have the rights and duties given to the Indemnified Persons by paragraph (b) above.

                 d. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an Indemnified Person under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or judicial determination, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company and the

Selling Stockholder set forth herein shall be in addition to any liability or obligation the Company or the Selling Stockholders may otherwise have to any Indemnified Person.

                 e. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter (or any of its related Indemnified Persons) shall be required to contribute (whether pursuant to subsection (a) or (c) or otherwise) any amount in excess of the underwriting discounts and commissions applicable to the Securities underwritten by such Underwriter. Notwithstanding the provisions of the
Section 9, no Selling Stockholders shall be required to contribute (whether pursuant to subsection (a) or (c) or otherwise) any amount in excess of the net proceeds received by such Selling Stockholder from the sale of the Securities contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Securities set forth opposite their names in Schedule II hereto (or such numbers of Securities increased as set forth in Section 12 hereof) and not joint.

                 f. No indemnifying party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding.

                 g. Any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Person, the Company, its directors or officers or the Selling Stockholders, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement.

                 h. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 9 and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the 1933 Act and the 1934 Act and in the Offering Memorandum under applicable foreign securities laws.

         10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Initial Securities hereunder are subject to the following conditions:

                 a. The Original Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives, at a later time and date, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 9:00 P.M. Chicago time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2), or, with respect to the Rule 462(b) Registration Statement, at such later time and date as may be approved by Vector; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A, Rule 430A Information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

                 b.       The Underwriters shall have received:

                          (i)     The favorable opinion, dated as of the
Closing Date, of Hughes & Luce, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  A.  The Company has been duly incorporated
and is validly existing as a corporation in good standing under the laws of the State of Texas.

                                  B.  The Company has all requisite corporate
power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

                                  C.  To their knowledge, the Company is duly
qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of property or the conduct of its business or other activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise.

                                  D.  To their knowledge, the authorized issued
and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus), the shares of issued and outstanding capital stock of the Company, including the Common Stock, have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to any preemptive rights or other similar rights.

                                  E.  The Securities to be issued by the
Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive or, to their knowledge, other similar rights.

                                  F.  Neuromed, Inc. ("Neuromed") is the only
significant subsidiary of the Company required to be listed on Exhibit 21 of the Registration Statement pursuant to Item 601 of Regulation S-K under the 1934 Act. Neuromed has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to their knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of property or the conduct of its business or other activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise; to their knowledge, all of the issued and outstanding capital stock of Neuromed has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as disclosed in the Prospectus.

                                  G.  To their knowledge, except as described
in the Prospectus, there are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or other securities.


                                  H.  This Agreement has been duly authorized,
executed and delivered by the Company and constitutes the legal, valid, binding and enforceable agreement of the Company except as rights to indemnity and contribution hereunder may be limited by Federal, applicable state or applicable foreign securities laws or the public policy underlying such laws and except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fradulent transfer, moratorium or other laws affecting creditors rights generally and by general equitable principles.

                                  I.  The Registration Statement is effective
under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act nor have proceedings therefor been initiated or threatened by the Commission.

                                  J.  At the time the Registration Statement
became effective and at the Closing Date, the Registration Statement (other than the financial statements and other financial and statistical information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.


                                  K.  The form of certificate used to evidence
each of the Securities is in due and proper form and complies with all applicable statutory requirements.

                                  L.  To their knowledge, there are no legal or
governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein; to their knowledge, the Company is not party or subject to provisions of any injunction, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body or agency the effect of which could be material and adverse to the business, condition (financial or otherwise), or results of operations of the Company and its subsidiaries considered as one enterprise.

                                  M.  The information in the Prospectus under
"Business - Legal Proceedings," "Management - Benefit Plans and Other Arrangements," "Management - Indemnification and Limitation of Liability," and "Description of Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                                  N.  To their knowledge, there are no
contracts, indentures, mortgages, loan agreements, deeds, trusts, notes, leases, subleases, voting trusts, voting agreements or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; the descriptions thereof or references thereto are correct; and to their knowledge, no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting trust, voting agreement or other instrument or agreement of the Company or any of its subsidiaries.

                                  O.  No authorization, approval, consent or
order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities or Blue Sky laws, foreign securities laws or such as may be required by the NASD; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, deed, trust, lease, sublease, voting trust, voting agreement or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any applicable statute, law, rule, regulation, ordinance, code, decision, directive or order.

                                  P.  Except as described in the Prospectus, to
their knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                                  Q.  The Company is not an "investment
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  R.  The issuance of 833,333 shares of capital
stock on March 31, 1995 in connection with the acquisition of Neuromed, Inc. and the issuance of an additional 200,000 shares of capital stock in connection with such transaction were duly registered or exempt from the registration requirements of the 1933 Act. To their knowledge, during the three years immediately prior to the date hereof there were no other issuances of capital stock other than stock issued pursuant to the Company's 1979 Stock Option Plan, 1987 Stock Option Plan, 1995 Stock Option Plan, the Directors Stock Option Plan, the Company's quality education and training program and pursuant to a 3% stock dividend paid on May 23, 1994 to holders of record on May 6, 1994.

                                  S.  To their knowledge, the Company and its
subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable laws and regulations relating to the operation of its business as described in the Registration Statement, except to the extent that any failure so to comply or conform would not have a material adverse effect upon the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise.

                                  T.  The Registration Statement has become
effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto or the Term Sheet, pursuant to Rule 424(b) and if applicable, Rule 434, has been made in the manner and within the time period required; and to their knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the 1933 Act.

                          (ii)    The favorable opinion, dated as of the
Closing Date, of Ross, Clapp, Korn & Montgomery, L.L.P., special patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  A.  To their knowledge, there are no legal or
governmental proceedings pending or threatened relating to patents, patent rights, trade secrets, trademarks, service marks, or other proprietary information or materials which are required to be disclosed in the Registration Statement other than those disclosed therein, and all pending legal or governmental proceedings relating to such matters to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, considered in the aggregate, will not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise.

                                  B.  The information in the Prospectus under
"Risk Factors -- Dependence on Patents and Proprietary Rights" and "Business -- Patents, Trademarks and Proprietary Rights," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                                  C.  To the best of their knowledge and
information, there are no contracts, instruments or agreements relating to patents, patent rights, trade secrets, trademarks, service marks or other proprietary information or materials required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; the descriptions thereof or references thereto are correct; to the best of their knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contracts, instruments or agreements.

                                  D.  To the best of their knowledge and
information, the Company is not infringing or otherwise violating any patents, patent rights, trade secrets, trademarks, service marks, or other proprietary information or materials, of others, and to the best of their knowledge and information, there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks, or other proprietary information or materials which in their judgment could affect materially the use thereof by the Company.

                                  E.  They have no knowledge of any facts which
would preclude the Company from having valid license rights or clear title to the patents referenced in the Prospectus. They have no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intellectual property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, except as described in the Prospectus. They are unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Company's patents and other material intangible property and assets.

                                  F.  Subject to any disclosure to the contrary
in the Prospectus, they are not aware of any material fact with respect to the patent applications of the Company presently on file that (i) would preclude the issuance of patents with respect to such applications or (ii) would lead them to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

                          (iii)   The favorable opinion, dated as of the
Closing Date, of McKenna & Cuneo, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that the information in the Prospectus under "Risk Factors -- Government Regulation; Uncertainty of Obtaining Regulatory Clearance," "Risk Factors -- Cost Pressures on Medical Technology; Third Party Reimbursement," "Business -- Government Regulation," "Business -- Third Party Reimbursement and Cost Containment" to the extent that it constitutes matters of law relating to the Federal Food, Drug and Commerce Act, and Federal law and regulations relating to third party reimbursement are accurate and complete statements or summaries of the law and fairly and correctly presents the information called for with respect thereto.

                          (iv)    The favorable opinion, dated as of the
Closing Date, of Hughes & Luce, L.L.P., counsel for the Selling Stockholders in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  A.  This Agreement has been duly executed and
delivered on behalf of each Selling Stockholder by the Attorneys-in-Fact, or any of them. The Custodian Agreement has been duly executed and delivered by each Selling Stockholder. This Agreement and the Custodian Agreement constitute legal, valid, binding and enforceable agreements or instruments of each of the Selling Stockholders except as rights to indemnity and contribution thereunder or hereunder may be limited by Federal, state or applicable foreign securities laws or the public policy underlying such laws and except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors rights generally and by general equitable principles.

                                  B.  To their knowledge, each Selling
Stockholder has all legal capacity required to sell, transfer and deliver the Securities to be offered by such Selling Stockholder pursuant to this Agreement.

                                  C.  The Securities to be sold by the Selling
Stockholders have been duly authorized and are validly issued, fully paid and non-assessable. By delivery of a certificate or certificates representing the Securities to be offered by a Selling Stockholder pursuant to this Agreement, and upon the receipt of payment therefor as contemplated herein, such Selling Stockholder will transfer to the Underwriters who have purchased such Securities good and marketable title to such Securities, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, equity or adverse claim, assuming such Underwriters are purchasers in good faith who are unaware of any such security interest, mortgage, pledge, loan, encumbrance, claim, equity or adverse claim.

                          (v)     The favorable opinion, dated as of the
Closing Date, of Venture Law Group, A Professional Corporation, counsel for the Underwriters with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters shall reasonably request.

                          (vi)    In giving their opinions required by
subsections (b)(i), (b)(iv) and (b)(v), respectively, of this Section 10, Hughes & Luce, L.L.P. and Venture Law Group, A Professional Corporation, shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (except for financial statements, notes thereto and other financial information and statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or the Offering Memorandum (except for financial statements, notes thereto and other financial information and statistical data included therein, as to which counsel need make no statement), as of their respective dates (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (vii)   In giving their opinion required by
subsection (b)(ii) of this Section 10, Ross, Clapp, Korn & Montgomery, L.L.C. shall additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (except for financial statements, notes thereto and other financial information and statistical data included therein, as to which counsel need make no statement) under "Risk Factors -- Dependence on Patents and Proprietary Rights" and "Business -- Patents, Trademarks and Proprietary Rights," at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or the Offering Memorandum (except for financial statements, notes thereto and other financial information and statistical data included therein, as to which counsel need make no statement), as of their respective dates (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (viii)  In giving their opinion required by
subsection (b)(iii) of this Section 10, McKenna & Cuneo shall additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (except for financial statements, notes thereto and other financial information and statistical data included therein, as to which counsel need make no statement) under "Risk Factors -- Government Regulation; Uncertainty of Obtaining Regulatory Clearance," "Risk Factors -- Cost Pressures on Medical Technology; Third Party Reimbursement," "Business -- Government Regulation," and "Business -- Third Party Reimbursement and Cost Containment," at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or the Offering Memorandum (except for financial statements, notes thereto and other financial information and statistical data included therein, as to which counsel need make no statement), as of their respective dates (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 c. (i) There shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Offering Memorandum, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in Section 7 hereof shall be true and correct with the same force and effect as though expressly made at and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date,
(iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) the Representatives shall have received a certificate, dated the Closing Date and signed by the President or any Vice President and the chief financial or accounting officer of the Company to the effect set forth in clauses (i), (ii),
(iii) and (iv) above.

                 d. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young L.L.P. a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations, (ii) it is their opinion that the financial statements included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, (iii) based upon limited procedures set forth in detail in such letter, and except as specifically indicated in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or stockholders equity as compared with the amounts shown in the June 30, 1995 balance sheet included in the Registration Statement or, during the period from June 30, 1995 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, (iv) they do not express any opinion on the pro forma financial information included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the pro forma information; however, for purposes of such letter they have: (A) read the pro forma information; (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the pro forma information above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma information; and on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the pro forma information included in the Registration Statement does not comply in form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the statement; and (v) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement, the Prospectus and the Offering Memorandum and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with or able to be derived from the relevant audited annual or unaudited interim consolidated financial statements, or accounting, financial and other records or analyses prepared from such records of the Company and its subsidiaries identified in such letter.

                 e. The Underwriters shall have received from Ernst & Young L.L.P. a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                 f. The Securities shall have been approved for quotation on NASDAQ subject to notice of issuance.

                 g. The representations and warranties of each Selling Stockholder in Section 8 shall be true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date; and each Selling Stockholder shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date. The Representatives shall have received a certificate, dated as of the Closing Date and signed by each Selling Stockholder, to the effect set forth in this subsection g.

                 h. In the event that the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the relevant Option Closing Date and, at the relevant Option Closing Date, the Underwriters shall have received:

                          (1)  A certificate, dated such Option Closing Date,
of the President or any Vice President of the Company and of the chief financial or accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 10(c) hereof remains true and correct as of such Option Closing Date.

                          (2)  The favorable opinion of counsel for the
Company, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 10(b)(i), 10(b)(ii), 10(b)(iii), 10(b)(vi), 10(b)(vii) and 10(b)(viii) hereof.

                          (3)  The favorable opinion of Venture Law Group, A
Professional Corporation, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 10(b)(v) and 10(b)(vi) hereof.

                          (4)  A letter from Ernst & Young, L.L.P. in form and
substance satisfactory to the Underwriters and dated such Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 10(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 10(h)(4) shall be a date not more than five days prior to such Option Closing Date.

                 i. Counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                 Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

         11. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it and the Selling Stockholders of their respective obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, the Offering Memorandum and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, the Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Securities; (v) any filings under the 1934 Act and the quotation of the Securities on NASDAQ; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and the provinces of Canada as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification and the preparation, printing or reproduction and delivery of the Offering Memorandum, regulatory filings and fees payable in Canada); (vii) the filing fees incident to securing any required review by the NASD; and (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

         If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 or pursuant to clauses (ii), (iii), (iv) and (v) of Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

         12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by or on behalf of the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

If one or more of the Underwriters shall fail on the Closing Date to purchase the Initial Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                 a. if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 b. if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Prospectus or Offering Memorandum or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. TERMINATION OF AGREEMENT. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date or Option Closing Date, as the case may be, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the over-the-counter markets has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or markets or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York, Texas or Illinois authorities, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgment materially and adversely affects or may materially or adversely affect the business or operations of the Company and its subsidiaries or (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a material adverse effect on the securities markets in the United States, and would in your judgment make it impracticable or inadvisable to market the Securities or to enforce any contract for the sale thereof.

         Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         14. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements under the caption "Underwriting" in any preliminary prospectus and in the Prospectus and the Offering Memorandum constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(a) and 9 hereof.

         15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Stockholders at the office of the Company at, Quest Medical, Inc., One Allentown Parkway, Allen, Texas 75002, Attention: Thomas C. Thompson, Chairman; or (ii) if to you, as Representatives of the several Underwriters, care of Vector Securities International, Inc., 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015, Attention: D. Theodore Berghorst.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the other persons referred to in Section 9 hereof and the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Securities in his status as such purchaser.

         16. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed within the State of Illinois.

         17. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 9, and no other person will have any right or obligation hereunder.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                    Very truly yours,

                                    QUEST MEDICAL, INC.


                                    By_______________________________________
                                        President and Chief Executive Officer


                                    WILLIAM N. BORKAN


                                    By_______________________________________
                                        Attorney-in-Fact


                                    BURT BORKAN


                                    By_______________________________________
                                        Attorney-in-Fact


                                    JOHN A. GULA


                                    By_______________________________________
                                        Attorney-in-Fact


Confirmed as of the date first above mentioned on behalf of themselves and the other several
Underwriters named in Schedule II hereto.

VECTOR SECURITIES INTERNATIONAL, INC.
RAUSCHER PIERCE REFSNES, INC.

         As Representatives of the Several Underwriters

By VECTOR SECURITIES INTERNATIONAL, INC.

      By_______________________________________
            Vice President

                                   SCHEDULE I

                              QUEST MEDICAL, INC.

                                                                                 Number of
 Selling Stockholders                                                        Initial Securities
 --------------------                                                        ------------------
 William N. Borkan . . . . . . . . . . . . . . . . . . . . . .                        989,333
 Burt Borkan . . . . . . . . . . . . . . . . . . . . . . . . .                         44,000
 John A. Gula  . . . . . . . . . . . . . . . . . . . . . . . .                         50,000
                                                                               --------------

                                            Total  . . . . . .                      1,083,333
                                                                               --------------

                                   SCHEDULE I
                              QUEST MEDICAL, INC.

                                                                                 Number of
 Underwriters                                                                Initial Securities
 ------------                                                                ------------------

 Vector Securities International, Inc. . . . . . . . . . . . .
 Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . .
                                                                               --------------

                                            Total  . . . . . .                      2,600,000
                                                                               --------------


